LOAN EXTENSION AND MODIFICATION AGREEMENT
                           (REVOLVING LINE OF CREDIT)

         In consideration of the promises contained in this Loan Extension and Modification Agreement (the "Agreement"), MERIT MEDICAL SYSTEMS, INC., a Utah corporation ("Merit Medical"), and ZIONS FIRST NATIONAL BANK, a national association ("Zions Bank"), each referred to as a "Party" and both collectively referred to as the "Parties" to this Agreement, agree as follows:

         1. Merit Medical has a revolving line of credit (the "Line of Credit") with Zions Bank in the current maximum principal amount of $8,500,000.00, evidenced and governed by the following documents, among others (collectively the "Loan Documents"):

                  A. Loan Agreement, dated October 10, 1995 (the "Loan Agreement");
                  B. Promissory Note, dated October 10, 1995, in the original maximum principal amount of $8,500,000.00 (the "Note");
                  C. Trust Deed with Assignment of Rents, dated October 10, 1995, and recorded on October 18, 1995, as Entry No. 6192795 in Book 7251 beginning at Page 0903 of the official records of the Salt Lake County Recorder (the "Trust Deed"); and
                  D. Security Agreement, dated October 10, 1995, whereby Merit Medical granted to Zions Bank a security interest in, among other things, all of its inventory, accounts, general intangibles (including without limitation certain patents described in the Security Agreement), equipment, furnishings and fixtures, all as more particularly described in the Security Agreement (the "Security Agreement").

         2. The Line of Credit matured on September 1, 1997, on which date all amounts owing on the Line of Credit became immediately due and payable.

         3. Merit Medical failed to pay off the Line of Credit on September 1, 1997, as agreed, and now have requested Zions Bank to extend the maturity of the Line of Credit until October 1, 1998, and to modify the terms of the Line of Credit by: (a) increasing the maximum principal amount of the Line of Credit to $10,500.00; (b) reducing the interest rate by .25%; (c) increasing the maximum amount of raw materials and finished goods used to calculate the limitation on advances under the Line of Credit from $3,000,000.00 to $3,500,000.00; (d) increasing the ratio of total liabilities to tangible net worth from [1.0 to 1.0] to [1.10 to 1.0]; and (e) increasing the minimum working capital requirement from $7,000,000.00 to $9,000,000.00. Zions Bank is willing to do so, subject to the terms and conditions of this Agreement, which include not interrupting or otherwise adversely affecting the priority of Zions Bank's lien and security interests created under and evidenced by the Trust Deed and the Security Agreement.
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                             Modification Agreement
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         4. The Parties represent and warrant to each other that, in deciding to enter into this Agreement, they each:

                  A. made their own due diligence investigation and evaluation;
                  B.       had all of the information they needed;
                  C. did not rely on any statements, acts or omissions except as expressly set forth in this Agreement;
                  D. were not acting under any duress, compulsion or undue influence; and
                  E. were (or had the opportunity to be) advised by independent legal counsel.

         5. By this Agreement, the Line of Credit and the Loan Documents are modified as follows:

                  A. The maturity date of the Line of Credit is extended from September 1, 1997, to October 1, 1998. All amounts owing on the Line of Credit shall become immediately due and payable on October 1, 1998.

                  B. The maximum principal amount of the Line of Credit is increased from $8,500,000.00 to $10,500,000.00.

                  C. The interest rates specified in the Note shall be reduced by .25%, or in other words from .25% above the Base Rate (as defined in the Note) to the Base Rate, and from 3.10 above the LIBOR Rate (as defined in the Note) to 2.85% above the LIBOR Rate.

                  D. The maximum amount of raw materials and finished goods used to calculate the limitation on advances under the Line of Credit are increased from $3,000,000.00 to $3,500,000.00.

                  E. Effective beginning with the calendar quarter which ends March 31, 1998, the allowable ratio of total liabilities to tangible net worth is increased from [1.0 to 1.0] to [1.10 to 1.0].

                  F. The minimum working capital which Merit Medical is required to maintain during the term of the Line of Credit is increased from $7,000,000.00 to $9,000,000.00.

         6. Contemporaneous with the execution and delivery of this Agreement, Merit Medical shall execute and deliver to Zions Bank a Supplemental Trust Deed,

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                             Modification Agreement
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in a form  acceptable to Zions Bank,  whereby the Trust Deed is  supplemented to state the increased maximum principal amount of the Line of Credit.

         7. Except as expressly modified by this Agreement, all of the terms and conditions of the Line of Credit and the Loan Documents shall remain in full force and effect, and, as modified by this Agreement, the Line of Credit shall continue to be secured as provided in the Loan Documents.

         8. Zions Bank has incurred approximately $675.00 in attorney fees and expenses in connection with this Agreement and a Loan Assumption Agreement to be executed and delivered at the same time as this Agreement, which amount (together with any additional attorney fees and expenses incurred by Zions Bank) shall be paid by Merit Medical contemporaneous with the execution of this Agreement. Additionally, contemporaneous with the execution of this Agreement, Merit Medical shall pay to Zions Bank a loan modification and extension fee of $26,250.00.

         9. Except for express contractual obligations of Zions Bank, Merit Medical forever releases Zions Bank and all of its parent, subsidiary and affiliated corporations and entities, past, present and future, and each of them, as well as their respective partners, directors, officers, agents, servants, employees and attorneys, past, present and future, and each of them, from any and all claims, demands, damages, losses, liabilities and causes of action, of whatever kind or nature, whether known or unknown, whether suspected or unsuspected, and whether related, directly or indirectly, or wholly unrelated to the subject matter of this Agreement.

         10.      ARBITRATION DISCLOSURES:

                  A. ARBITRATION IS FINAL AND BINDING ON THE PARTIES AND SUBJECT TO ONLY VERY LIMITED REVIEW BY A COURT.

                  B. IN ARBITRATION THE PARTIES ARE WAIVING THEIR RIGHT TO LITIGATE IN COURT, INCLUDING THEIR RIGHT TO A JURY TRIAL.

                  C. DISCOVERY IN ARBITRATION IS MORE LIMITED THAN DISCOVERY IN COURT.

                  D. ARBITRATORS ARE NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING IN THEIR AWARDS. THE RIGHT TO APPEAL OR SEEK MODIFICATION OF ARBITRATORS' RULINGS IS VERY LIMITED.

                  E. A PANEL OF ARBITRATORS MIGHT INCLUDE AN ARBITRATOR WHO IS OR WAS AFFILIATED WITH THE BANKING INDUSTRY.



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                             Modification Agreement
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                  F.       IF YOU HAVE QUESTIONS ABOUT ARBITRATION, CONSULT
                           YOUR ATTORNEY OR THE AMERICAN ARBITRATION
                           ASSOCIATION.

         ARBITRATION AGREEMENT

                  G. Any claim or controversy ("Dispute") between or among the Parties, including but not limited to Disputes arising out of or relating to the Line of Credit, the Loan Documents, this Agreement, or any agreement, document, obligation or transaction contemplated by this Agreement, this paragraph 10 (the "Arbitration Agreement"), or any related agreements or instruments relating hereto or delivered in connection herewith (the "Related Documents"), and including but not limited to a Dispute based on or arising from an alleged tort, shall at the request of any Party be resolved by binding arbitration in accordance with the applicable arbitration rules of the American Arbitration Association ("the Administrator").
                           The provisions of this Arbitration Agreement shall survive any termination, amendment, or expiration of this Agreement, the Loan Documents or the Related Documents.

                  H. The arbitration proceedings shall be conducted in Salt Lake City, Utah, at a place to be determined by the Administrator. The Administrator and the arbitrator(s) shall have the authority to the extent practicable to take any action to require the arbitration proceeding to be completed and the arbitrator(s)' award issued within one-hundred-fifty (150) days of the filing of the Dispute with the Administrator. The arbitrator(s) shall have the authority to impose sanctions on any Party that fails to comply with time periods imposed by the Administrator or the arbitrator(s), including the sanction of summarily dismissing any Dispute or defense with prejudice. The arbitrator(s) shall have the authority to resolve any Dispute regarding the terms of this Agreement, this Arbitration Agreement, the Loan Documents or the Related Documents, including any claim or controversy regarding the arbitrability of any Dispute. All limitations periods applicable to any Dispute or defense, whether by statute or agreement, shall apply to any arbitration proceeding hereunder and the arbitrator(s) shall have the authority to decide whether any Dispute or defense is barred by a limitations period and, if so, to summarily dismiss any Dispute or defense on that basis. The doctrines of compulsory counterclaim, res judicata, and collateral estoppel shall apply to any arbitration proceeding hereunder so that a Party must state as a

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                             Modification Agreement
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                           counterclaim in the arbitration  proceeding any claim
                           or controversy which arises out of the transaction or occurrence that is the subject matter of the Dispute.
                           The   arbitrator(s)   may   in   the   arbitrator(s)'
                           discretion and at the request of any Party: (1) consolidate in a single arbitration proceeding any other claim or controversy involving another Party that is substantially related to the Dispute where that other Party is bound by an arbitration clause with the Lender, such as borrowers, guarantors, sureties, and owners of collateral; (2) consolidate in a single arbitration proceeding any other claim or controversy that is substantially similar to the Dispute; and (3) administer multiple arbitration
                           claims  or   controversies   as  class   actions   in
                           accordance with the provisions of Rule 23 of the Federal Rules of Civil Procedure.

                  I. The arbitrator(s) shall be selected in accordance with the rules of the Administrator from panels maintained by the Administrator. A single arbitrator shall be knowledgeable in the subject matter of the Dispute. Where three arbitrators conduct an arbitration proceeding, the Dispute shall be decided by a majority vote of the three arbitrators, at least one of whom must be knowledgeable in the subject matter of the Dispute and at least one of whom must be a practicing attorney. The arbitrator(s) shall award recovery of all costs and fees (including attorneys' fees and costs, arbitration administration fees and costs, and arbitrator(s)' fees). The arbitrator(s), either during the pendency of the arbitration proceeding or as part of the arbitration award, also may grant provisional or ancillary remedies including but not limited to injunctive relief, foreclosure, sequestration, attachment, replevin, garnishment, or the appointment of a receiver.

                  J. Judgment upon an arbitration award may be entered in any court having jurisdiction, subject to the
                           following limitation:   the arbitration award is
                           binding upon the parties only if the amount does not exceed four million dollars ($4,000,000.00); if the award exceeds that limit, any Party may demand the right to a court trial. Such a demand must be filed with the Administrator within thirty
                           (30) days following the date of the arbitration award; if such a demand is not made within that time period, the amount of the arbitration award shall be binding. The computation of the total amount of an arbitration award shall include amounts awarded for attorneys' fees and costs, arbitration administration fees and costs, and arbitrator(s)' fees.

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                  K.       No provision of this Arbitration Agreement, nor
                           the exercise of any rights hereunder, shall limit the right of any Party to: (1) judicially or non-judicially foreclose against any real or personal property collateral or other security; (2) exercise self-help remedies, including but not limited to repossession and setoff rights; or (3) obtain from a court having jurisdiction thereover any provisional or ancillary remedies including but not limited to injunctive relief, foreclosure, sequestration, attachment, replevin, garnishment, or the appointment of a receiver. Such rights can be exercised at any time, before initiation of or during an arbitration proceeding, except to the extent such action is contrary to the arbitration award. The exercise of such rights shall not constitute a waiver of the right to submit any Dispute to arbitration, and any claim or controversy related to the exercise of such rights shall be a Dispute to be resolved under the provisions of this Arbitration Agreement.

                  L. Notwithstanding the applicability of any other law to this Agreement, the Loan Documents, the Arbitration Agreement, or the Related Documents between or among the Parties, the Federal Arbitration Act, 9 U.S.C. ss. 1 et seq., shall apply to the construction and interpretation of this Arbitration Agreement.

         11. This Agreement and the Loan Documents, as modified by this Agreement, constitute the entire agreement between the Parties with respect to the Line of Credit, and may not be altered or amended except by written agreement signed by both of the Parties. PURSUANT TO UTAH CODE SECTION 25-5-4, MERIT MEDICAL IS NOTIFIED THAT THIS AGREEMENT AND THE LOAN DOCUMENTS, AS MODIFIED BY THIS AGREEMENT, ARE A FINAL EXPRESSION OF THE AGREEMENTS BETWEEN THE PARTIES, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY ALLEGED ORAL AGREEMENT.

         12. This Agreement is made pursuant to and shall be construed in accordance with the laws of the State of Utah.

         DATED:   10 October  , 1997.

                                                     MERIT MEDICAL SYSTEMS, INC.

                                                     By: /s/ Kent Stanger

                                                     Title: CFO, Secretary

                                                     ZIONS FIRST NATIONAL BANK

                                                     By: /s/Grant P.

                                                     Title: Vice President

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